UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2004

Commission file number 1-11625

Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On April 30, 2004, Pentair, Inc. (the “Company”) announced that its Board of Directors had appointed Michael G. Meyer, 45, vice president of treasury and tax, effective immediately. Meyer also was appointed as an executive officer of the Company.

A press release on this subject was issued on April 30, 2004, and is attached hereto as Exhibit 99.1.

On May 4, 2004, the Company announced the appointment of Ronald L. Merriman, 59, to the Pentair, Inc. Board of Directors. Merriman is the managing partner of Merriman Partners, a professional services strategy consulting firm. Merriman will stand for election by shareholders at Pentair’s 2005 shareholders’ meeting.

A press release on this subject was issued on May 4, 2004 and is attached hereto as Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits—The following exhibits are provided as part of the information furnished under Item 5 of this Current Report on Form 8-K:

Exhibit	Description
99.1	Pentair, Inc. press release dated April 30, 2004 announcing the appointment of Michael G. Meyer to vice president of treasury and tax and executive officer of the Company.

99.2	Pentair, Inc. press release dated May 4, 2004 announcing the appointment of Ronald L. Merriman to the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 4, 2004.

PENTAIR, INC. Registrant

By:	/s/ DAVID D. HARRISON

David D. Harrison Executive Vice President and Chief Financial Officer (Chief Accounting Officer)